Exhibit 10.8
AMENDMENT NO.1 TO THE
TESORO CORPORATION
AMENDED AND RESTATED EXECUTIVE SECURITY PLAN
     Pursuant to the authority of the undersigned, and the provisions of Section 7.1 thereof, the Tesoro Corporation Amended and Restated Executive Security Plan (the “Plan”) is hereby amended in the following respects only, effective as of January 1, 2010, except as otherwise stated herein:
     Section IV, subsection 4.1, is hereby amended in its entirety to read as follows:
     “4.1 Benefits payable in accordance with Section III will be calculated as of the first day of the month next following the month of the Participant’s Retirement and shall commence, or in the case of a lump sum payment, be distributed in full on the first day of the seventh (7th) calendar month beginning after the Participant’s Retirement Date. Benefits payable in the form of an annuity will continue to be paid on the first day of each succeeding month. The last such payment will be on the first day of the month in which the retired Participant dies unless another annuity form of payment that contemplates payments made subsequent to the Participant’s death, is elected in accordance with Section 3.2. The first payment will include all amounts that would otherwise have been paid during the period commencing on the first day of the month next following the month of the Participant’s Retirement and ending on such payment date, plus interest on such amounts for such period, which interest shall be calculated using the Lump Sum Interest Rate in effect on the date of the Participant’s Retirement.”
     IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing instrument comprising Amendment No. 1 to the Tesoro Corporation Amended and Restated Executive Security Plan, the undersigned has caused these presents to be duly executed in the name and on behalf of Tesoro Corporation this 24th day of February, 2010.

TESORO CORPORATION

By:

Name:	Susan A. Lerette

Title:	SVP, Administration

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